Exhibit 99.1

BARFRESH REGAINS COMPLIANCE WITH NASDAQ STOCKHOLDERS EQUITY REQUIREMENT

LOS ANGELES, CA., November 1, 2023 (GLOBE NEWSWIRE) – Barfresh Food Group Inc. (the “Company”) (Nasdaq: BRFH), a provider of frozen, ready-to-blend and ready-to-drink beverages, today announced that it has received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”), informing the Company that it has regained compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1).

As previously announced, the Company was notified by Nasdaq on May 3, 2023 that it was not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1). On June 14, 2023, the Company received a letter from Nasdaq granting the Company an extension through October 30, 2023 to regain compliance with the Rule.

In the Form 10-Q for the quarter ended September 30, 2023, the Company reported that it had issued convertible notes in the amount of $1,390,000, and that note balances of $1,207,000 were immediately converted into approximately 820,000 shares of common stock. A pro-forma balance sheet was presented in the Form 10-Q giving effect to the October 23, 2023 note issuance and conversion, showing that the Company satisfies the stockholders’ equity requirement on a pro-forma basis as of September 30, 2023 and as of October 26, 2023.

The proceeds from the convertible notes increased stockholders’ equity to meet the requirement and were not required to support the growth of the company. Subscribers to the note include the Company’s CEO and founder, Riccardo Delle Coste, and the Company’s existing strategic investor Unibel SA, a recognized global leader in innovation, branding, retail and manufacturing.

About Barfresh Food Group

Barfresh Food Group Inc. (Nasdaq: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for the education market, foodservice industry and restaurant chains, delivered as fully prepared individual portions or single serving and bulk formats for on-site preparation. The Company’s single serving, on-site prepared product utilizes a proprietary, patented system that uses portion-controlled pre-packaged beverage ingredients, delivering a freshly made frozen beverage that is quick, cost efficient, better for you and without waste. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com